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                                                                EXHIBIT 99.16(d)

Merrill Lynch North Carolina Municipal Bond Fund of Merrill Lynch Multi-State Municipal Series Trust - Class D
                10/21/94 - 7/31/95            Since             Since
                                            Inception         Inception
                                          Average Annual        Total
                                           Total Return        Return*
                                            ----------       ----------
Initial Investment                           $1,000.00        $1,000.00

Divided by Initial Maximum Offering Price        10.21
                                            ----------
Divided by Net Asset Value                                         9.80
                                                             ----------
Equal Shares Purchased                          97.960          102.041

Plus Shares Acquired through
  Dividend Reinvestment                          3.998            4.164
                                            ----------       ----------

Equal Shares Held at 7/31/95                   101.957          106.205

Multiplied by Net Asset Value at 7/31/95         10.30            10.30
                                            ----------       ----------

Equals Ending Redeemable Value at
     $1.000 Investment (ERV) at 7/31/95       1,050.16         1,093.91

Divided by $1,000 (P)                           1.0502           1.0939

Subtract 1                                      0.0502           0.0939


Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)      5.02%
                                            ==========

Expressed as a percentage equals the
  Aggregate Total Return for the Period                           9.39%
                                                             ==========
ERV divided by P                                1.0502

Raise to the power of                           1.2898

Equals                                          1.0652

Subtract 1                                      0.0652


Expressed as a percentage equals the
  Average Annualized Total Return                6.52%
                                            ==========

* Does not include sales charge for the period.
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        30 DAYS STANDARDIZED YIELD
       FOR THE PERIOD ENDING 7-31-95

MERRILL LYNCH NORTH CAROLINA MUNICIPAL BOND FUND OF MERRILL LYNCH MULTI-STATE MUNICIPAL SERIES TRUST - CLASS D


Long term income generally based on yield to
  maturity times market value of each security                $6,320

Plus short term income accrued for the past
   thirty days                                                   343
                                                     ---------------
Equals Total Income                                            6,663

Less expenses for the past thirty days                          -996
                                                     ---------------
Equals net monthly income for yield calculation                5,667
                                                     ---------------
Average shares outstanding for 30 days                       130,122

Times the Maximum Offering Price                               10.72
                                                     ---------------
Equals total dollars                                      $1,394,910
                                                     ===============

Net monthly income divided by total dollars equals       0.004062691

Add 1                                                    1.004062691

Raise to the power of 6                                  1.024625075

Subtract 1                                               0.024625075

Times 2                                                  0.049250150

Expressed as a percentage equals the
  standardized yield for 30 day period                         4.93%
                                                            ========

Tax Rate                                                      28.00%

X = 1 minus Tax Rate                                          72.00%

Standardized Yield divided by X equals
  Tax Equivalent Yield for 30 day period                       6.85%
                                                            ========